Exhibit 99.5

FULLPAC, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (this “Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FullPAC, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose

The Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. In that regard, the Committee assists the Board in its oversight and monitoring of: (i) the quality and the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s Independent Auditor (as defined below), (iv) the performance of the Company’s internal audit function and Independent Auditor, (v) the identification and management of enterprise-wide risk, and (vi) the Company’s internal control systems.

2.	Committee Members

The Committee shall consist of at least three members of the Board. Each of the members of the Committee shall satisfy the independence and financial literacy requirements of the NASDAQ Stock Market, LLC (“NASDAQ”) and the independence requirements of the Securities and Exchange Commission (the “SEC”). At least one member shall satisfy the applicable NASDAQ and SEC accounting or related financial management expertise requirements as in effect from time to time, and shall be deemed an “audit committee financial expert,” as determined by the rules and regulations of NASDAQ and the SEC. The existence of such member shall be disclosed in periodic filings as required by NASDAQ and the SEC. The designation of the “audit committee financial expert” shall be made by the Board in its business judgment at least annually. The members of the Committee shall be appointed by the Board and serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause. Vacancies occurring on the Committee shall be filled by the Board. The Chairperson of the Committee (the “Chairperson”) shall be appointed by the Board.

3.	Delegation to Subcommittee

The Committee may form and delegate authority to subcommittees consisting of one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided, that decisions of such subcommittee to grant pre- approvals shall be presented to the full Committee at its next scheduled meeting.

4.	Funding

The Committee shall have the authority to determine, on behalf of the Company, the compensation of the Independent Auditor (as defined below) for its services in preparing or issuing an audit report or performing other audit, review or attest services for the Company and any Advisors (as defined below) employed by the Company pursuant to Section 10 of this Charter. In addition, the Committee may determine the amount of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, for which the Company must allocate appropriate funding.

5.	Authority and Responsibilities of the Committee

Independent Auditor

5.1	Appointment and Oversight

The Committee is responsible for the appointment, compensation, retention, oversight and pre- approval of services provided by the registered accounting firm (the “Independent Auditor” or “firm”) engaged for the purpose of preparing or issuing an audit report and performing other audit, review or attestation services covering the consolidated financial statements of the Company and any other services provided to the Company by such firm, including resolution of disagreements between management and the Independent Auditor regarding financial reporting. In this regard, the Committee shall have the sole authority to (i) appoint and retain, (ii) determine the funding for and (iii) when appropriate, terminate, the Independent Auditor. The Independent Auditor shall report directly to the Committee. The Committee shall have a clear understanding with the Independent Auditor that the firm is ultimately accountable to the Committee, as the stockholders’ representative.

5.2	Evaluation

The Committee shall, no less than annually (including at the time it appoints the Independent Auditor) evaluate the Independent Auditor’s qualifications, performance, fees and independence, including an evaluation of the Independent Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors. The Committee shall report its findings to the Board.

5.3	Specific Projects

Sufficient funds shall be made available to management and the Chairperson for the purpose of engaging the Independent Auditor to perform special projects or other tasks that are outside the normal scope of the general engagement letter. Except as otherwise required by Section 10A(i)(1)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such actions shall be presented to the Committee for approval at the next regularly scheduled meeting.

5.4	Annual Report on Quality Control and Independence

The Committee shall receive and review, at least annually, a report from the Independent Auditor relating to the firm’s independence and quality of its internal controls. This report shall describe

(i) the Independent Auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent peer review or internal quality-control review of the firm, (iii) any material issues raised by any governmental or professional authority in any inquiry or investigation, within the preceding five years, regarding any independent audit carried out by the firm and (iv) any steps taken to deal with any issues raised in connection with clauses (ii) and (iii) above. Further, to assist the Committee in assessing the firm’s independence, the report shall describe all relationships between the Independent Auditor and the Company (including any significant fees for any anticipated non-audit services), including those required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the Independent Auditor’s communications with the Committee concerning independence.

5.5	Firm and Partner Rotation

The Committee will monitor the rotation of the lead partner and concurring and reviewing partners by the independent auditors (and the Independent Auditor, if necessary) in accordance with applicable regulations of the SEC.

5.6	Hiring Policy

The Committee shall oversee the company’s hiring policies regarding the Company’s hiring of current or former employees of the Independent Auditor.

5.7	Independent Auditor Plan

The Committee shall review with the Independent Auditor and management the plan and scope of the Independent Auditor’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and the Independent Auditor’s compensation. In accordance with Section 3 above, the Committee or subcommittee thereof shall also pre-approve audit, non-audit, and any other services to be provided by the Independent Auditor in accordance with such policies as may, from time to time, be adopted by the Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit.

5.8	Audit Reports and Reviews

The Committee shall, in consultation with management and the Independent Auditor, review the results of the annual financial audit and limited quarterly reviews of the Company’s financial statements, significant findings thereof and any other matters required to be communicated by the Independent Auditor under Generally Accepted Auditing Standards, including, if applicable, the Independent Auditor’s summary of any significant accounting, auditing or internal control issues, along with questions, comments and recommendations and management’s corrective action plans, if applicable (i.e., the management or internal control letter).

In conjunction with its annual audit and its limited quarterly reviews of the Company’s financial statements, the Independent Auditor shall review with the Committee any audit problems or difficulties the Independent Auditor encountered in the course of its work, including any restrictions on the scope of the firm’s activities, its access to requested information or any significant disagreements with management and management’s responses to such matters. Management shall notify the Committee prior to seeking a second opinion on a significant accounting issue. The Committee shall be responsible for the resolution of any disagreements between management and the Independent Auditor regarding financial reporting.

Financial Statements

5.9	Form 10-K

The Committee shall meet to review and discuss, in consultation with management and the Independent Auditor, the Company’s annual financial statements, the Independent Auditor’s report, Management’s Report on Internal Control over Financial Reporting, including the Independent Auditor’s attestation of such report, if applicable, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) to be contained in the Annual Report on Form 10-K (or the Annual Report to stockholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Annual Report on Form 10-K with the SEC. The Committee shall be responsible for providing the Board with a recommendation as to the inclusion of the Company’s financial statements in the Annual Report on Form 10-K.

5.10	Form 10-Q

The Committee shall meet to review and discuss, in consultation with management and the Independent Auditor, the Company’s interim financial statements (including disclosures under the MD&A), prior to filing each of the Company’s Quarterly Reports on Form 10-Q with the SEC.

5.11	Scope of Review

In reviewing the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10- K, the Committee shall review with management and the Independent Auditor:

●	the certifications required to be made by management in relation to the filings, including regarding any significant deficiencies or weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a role in the Company’s system of internal control;

●	major issues regarding the presentation of, and the clarity of the disclosure in, the Company’s financial statements;

●	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

●	major issues regarding the Company’s accounting principles and financial statement presentations, including (i) significant changes in the Company’s selection or application of its accounting principles, (ii) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company’s financial statements, including judgments about the quality, not just acceptability, of accounting principles and (iii) the reasonableness of those significant judgments;

●	significant regulatory and accounting initiatives, including material changes in, or adoptions of, accounting principles and disclosure practices and standards;

●	the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the Company’s financial statements;

●	any analyses prepared by management or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; and

●	other communications regarding the results of the Independent Auditor’s audit or review, including any other matters required to be communicated to the Committee by the Independent Auditor under Generally Accepted Auditing Standards or PCAOB Auditing Standard No. 16, Communications with the Audit Committee.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the Independent Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the Independent Auditor’s report or to plan or conduct audits. Because the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management and the Independent Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the Independent Auditor.

Internal Audit Process

5.12	Internal Audit

The Committee shall oversee the Company’s internal audit function and review the plans for the internal audit activities.

Earnings Releases and Guidance

5.13	Review of Releases and Messaging

The Committee or the Chairperson shall review and discuss with management and the Independent Auditor each of the Company’s earnings releases prior to its issuance and overall messaging strategy surrounding any such release, including analyst call remarks, if applicable.

5.14	Periodic Review

In addition, the Committee shall periodically review and discuss with management and the Independent Auditor the type of presentation and information to be included in the Company’s earnings releases (including, but not limited to, the use of “pro forma” and “non-GAAP” financial information), and financial information and earnings guidance provided to analysts and rating agencies.

Compliance, Internal Controls & Risk Management

5.15	Risk Assessment and Risk Management

The Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management. The Committee shall discuss the Company’s major financial risk exposures, including specific risks related to cybersecurity and technology, and any potential enterprise-wide risks, along with the steps management has taken to monitor and control such exposures.

5.16	Internal Controls and Compliance Policies

The Committee shall periodically review and assess with management and the Independent Auditor the adequacy of the Company’s internal control systems, the Company’s policies on compliance with laws and regulations and the methods and procedures for monitoring compliance with such policies, and shall recommend improvements of such controls, policies, methods and procedures. The Committee shall also establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, including by posting a direct channel to contact the Committee on the company website.

5.17	Review of Other Matters

The Committee shall review recommendations made by the Independent Auditor and such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

6.	Compliance with Code of Business Conduct and Ethics for Officers, Directors and Employees

The Committee may review and investigate compliance with the Code of Business Conduct and Ethics for executive officers, directors and any other person (the “Code of Conduct”). The Committee may grant waivers under the Code of Conduct. At least annually, the Committee shall conduct a review and assessment of the Code of Conduct and report to the Board regarding the general effectiveness of the Code of Conduct and the Company’s controls and reporting procedures and recommend to the Board any changes to the Code of Conduct that it deems necessary.

7.	Approval of Related Party Transactions and Potential Conflicts of Interest.

The Company shall not enter into a related party transaction unless such transaction is reviewed and approved by the Committee, as required by the Company’s Related Party Transaction Policy. Directors and officers shall obtain determinations and prior authorizations or approvals of potential conflicts of interest from the Committee.

8.	Meetings of the Committee

8.1	Frequency of Meetings

The Committee shall meet at least once per fiscal quarter, or more frequently as it may determine necessary, to comply with the responsibilities as set forth herein. The Committee may request any officer or employee of the Company, any Advisors (as defined below), or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants of, the Committee. The Chairperson of the Committee shall, in consultation with other members of the Committee, the Independent Auditor, and the appropriate officers of the Company, be responsible for ensuring sufficient meetings of the Committee are held. The Chairperson of the Committee may call a special meeting at any time as he or she deems advisable, or action may be taken by unanimous written consent when deemed necessary or desirable by the Committee or its Chairperson.

8.2	Minutes

Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities.

8.3	Presiding Officer

The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

8.4	Quorum

A majority of Committee members shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

8.5	Executive Sessions

The Committee shall meet periodically with management, internal auditors and the Independent Auditor in separate executive sessions to discuss any matter that the Committee, management, internal auditors or the Independent Auditor believes should be discussed privately.

9.	Reports and Assessments

9.1	Board Reports

The Committee shall report regularly to the Board and such report shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Auditor and the performance of the Company’s internal audit function.

9.2	Committee Report

The Committee shall prepare and publish an annual committee report in the Company’s proxy statement.

9.3	Performance Evaluation

The Committee shall conduct a self-evaluation of the Committee’s performance at least annually. The evaluation shall address subjects including the Committee’s composition, responsibilities, structure and processes, and effectiveness. The Committee shall review and reassess the adequacy of this Charter annually. The Committee shall, as appropriate, make recommendations to management or the full Board as a result of its performance self-evaluation and review of its Charter.

10.	Advisors

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of, at the Company’s expense, such independent legal, financial and other advisors (“Advisors”) as it deems necessary to fulfill its duties and responsibilities and determine, on behalf of the Company, the compensation of such Advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to such Advisors.

11.	Investigations and Information

The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the Independent Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.